[LOGO] Merrill Lynch Investment Managers                         www.mlim.ml.com

                                        Merrill Lynch
                                        Pan-European
                                        Growth Fund

Semi-Annual Report
November 30, 2003

[LOGO] Merrill Lynch Investment Managers

Merrill Lynch Pan-European Growth Fund

Portfolio Information as of November 30, 2003

                                                                      Percent of
Ten Largest Equity Holdings                                           Net Assets
--------------------------------------------------------------------------------
Vodafone Group PLC ...................................................    4.1%
HSBC Holdings PLC ....................................................    3.8
Altran Technologies SA ...............................................    3.8
GlaxoSmithKline PLC ..................................................    3.4
Shell Transport &
  Trading Company ....................................................    3.1
BP Amoco PLC .........................................................    2.7
Novartis AG (Registered Shares) ......................................    2.7
TotalFinaElf SA ......................................................    2.7
Roche Holding AG .....................................................    2.5
Credit Suisse Group ..................................................    2.2
--------------------------------------------------------------------------------

                                                                      Percent of
Five Largest Industries*                                              Net Assets
--------------------------------------------------------------------------------
Commercial Banks ............................................            15.7%
Pharmaceuticals .............................................            11.2
Oil & Gas ...................................................             9.2
IT Services .................................................             5.3
Diversified Telecommunication
  Services ..................................................             4.9
--------------------------------------------------------------------------------
* For Portfolio compliance purposes, "Industries" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease.

                                                                     Percent of
Geographic Allocation                                                Net Assets+
--------------------------------------------------------------------------------
United Kingdom ..........................................               29.9%
France ..................................................               25.3
Switzerland .............................................               14.9
Germany .................................................               10.9
Italy ...................................................                6.1
Netherlands .............................................                3.2
Spain ...................................................                3.1
Sweden ..................................................                2.7
Finland .................................................                1.7
Belgium .................................................                0.7
--------------------------------------------------------------------------------
+     Total may not equal 100%.


2        MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

A Letter From the President

Dear Shareholder

As 2003 closes, it seems appropriate to reflect on what has been a meaningful year in many respects. We saw the beginning and the end of all-out war in Iraq, global equity market uncertainty turned to strength and an economic slowdown that finally started to reverse trend in important areas around the globe.

The U.S. economy benefited from stimulative monetary and fiscal policy, improving corporate profits and tightening credit spreads. Gross domestic product growth rallied from a dismal 1.4% in the first quarter of the year to an extraordinary 8.2% in the third quarter. Although growth was slower in Europe, the central bank initiated more active monetary policy in an effort to rouse economic activity. With that, national stock markets appeared to benefit from investor anticipation of stronger European economies ahead. The MSCI Europe Index, which measures the performance of equity markets in 16 developed European countries, posted year-to-date and 12-month returns of +28.03% and +23.39%, respectively, as of November 30, 2003.

Against this backdrop, our portfolio managers continued to work diligently to deliver on our commitment to provide superior performance within reasonable expectations for risk and return. This included striving to outperform our peers and the market indexes. With that said, remember that the advice and guidance of a skilled financial advisor often can mean the difference between successful and unsuccessful investing. A financial professional can help you choose those investments that will best serve you as you plan for your financial future.

Finally, I am proud to premiere a new look to our shareholder communications. Our portfolio manager commentaries have been trimmed and organized in such a way that you can get the information you need at a glance, in plain language. Today's markets are confusing enough. We want to help you put it all in perspective. The report's new size also allows us certain mailing efficiencies. Any cost savings in production or postage are passed on to the Fund and, ultimately, to Fund shareholders.

We thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to serving you in the months and years ahead.

                                                Sincerely,


                                                /s/ Terry K. Glenn

                                                Terry K. Glenn
                                                President and Director/Trustee


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003           3

[LOGO] Merrill Lynch Investment Managers

A Discussion With Your Fund's Portfolio Manager

      European equity markets began to gain strength during the six-month period, and Fund performance benefited from favorable stock picking in this improving investment environment.

How did the Fund perform during the period in light of the existing market conditions?

For the six-month period ended November 30, 2003, Merrill Lynch Pan-European Growth Fund's Class A, Class B, Class C and Class I Shares had total returns of +17.25%, +16.73%, +16.87% and +17.42%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 and 7 of this report to shareholders.) The Fund outperformed the +16.69% return of its benchmark, the unmanaged Morgan Stanley Capital International Europe Index, for the same six-month period. The Fund's relative performance benefited from successful stock selection.

In terms of sector allocation, our significantly overweight positions in the strongly performing software & services and commercial services & supplies sectors was a clear positive. We felt that many of these "cyclical growth" companies -- those that were positioned to benefit from economic improvement -- had been oversold in the prior three-year bear market, and we correctly anticipated the re-rating of these sectors as investor sentiment improved.

In contrast, Fund results suffered from an underweight exposure to the capital goods and materials sectors, both of which posted above-average returns during the six-month period. These sectors rallied on expectations of a recovery in global economic conditions. However, our tendency has been to avoid most of these capital-intensive companies, as we do not feel they will be able to generate a satisfactory return on equity in the medium term.

In terms of individual stocks, Fund performance was boosted by our significant investments in a number of mid cap cyclical growth stocks. These included engineering consultant Altran Technologies SA (which advanced 86% during the six-month period), staffing agencies Vedior NV (+85%) and Adecco SA (+66%), luxury goods group LVMH (+34%), tour operator Kuoni Reisen Holding AG (+28%), advertising group Publicis SA (+22%), and software consultants Innovation Group PLC (+94%) and information technology service provider Cap Gemini SA (+42%). Our sizeable investments in Telefonaktiebolaget LM Ericsson, Banca Intesa SpA and Credit Suisse Group also benefited performance. A much-improved trading environment for mobile handsets helped Ericsson's stock appreciate 56% during the period. Banca Intesa advanced 31% as the market rewarded the restructuring efforts made by the company's new management. Credit Suisse benefited from strong results from private and investment banking, and rose 23% during the period.

The single stock to have a meaningful negative impact on performance was our small investment in troubled tour operator MyTravel Group PLC, which fell 60% following an unexpectedly poor trading statement and previously undisclosed balance sheet issues. Aside from this, relative performance was hindered by underweight positions in benchmark heavyweights that posted strong returns during the six months. These included Philips (+45%), BSCH (+31%), UBS AG (+20%), food retailer Tesco PLC (+29%), mining group BHP Billiton (+48%) and DaimlerChrysler AG (+21%).

What changes were made to the Portfolio during the period?

Portfolio transactions during the period were motivated by stock-specific considerations rather than an overriding investment theme. This is because we seek to add value to the portfolio through bottom-up stock picking rather than via top-down allocation strategies. That is, we make our investments based primarily on individual company fundamentals and not specifically based on macro factors.


4        MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

We reduced our exposure to Royal Bank of Scotland Group PLC in favor of U.K. rival Halifax Bank of Scotland, which we found to be more attractively valued. Following a string of disappointing sales growth reports, we dramatically reduced our holding in food manufacturer Unilever PLC. In addition, we sold down our position in Unicredito Italiano SpA in favor of Italian banking rival Banca Intesa SpA and exited our position in securities services company Group 4 Falck A/S, instead investing in Securitas. Our sale of Group 4 Falck was prompted by a series of poor trading updates. In our view, Securitas, another security agency, represented a more sound investment.

Toward the end of the period, we took some profits in stocks that had reached our fair value targets (for example, manpower provider Adecco SA) and reinvested the proceeds in a number of quality companies that we believe were left behind in the market rally, such as tobacco group Altadis.

How would you characterize the Portfolio's position at the close of the period?

At the end of November, the Portfolio was overweight in cyclical growth sectors such as software & services; hotels, restaurants & leisure; commercial services & supplies; and media. In contrast, we mostly avoided the more defensive and/or capital-intensive companies, such as those in the areas of utilities; materials; capital goods; and food, beverage & tobacco. While this posturing is primarily a product of our bottom-up stock selection process, it is also a reflection of our view that European equity markets will continue to generate positive returns in 2004. All the indications are that economic growth is accelerating in Europe, thereby providing a more favorable backdrop for corporate profits.

Samuel Joab
Vice President and Portfolio Manager

December 15, 2003


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003           5

[LOGO] Merrill Lynch Investment Managers

Performance Data

About Fund Performance

Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. Investors are able to purchase shares of the Fund through multiple pricing alternatives:

o Class A Shares incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

o Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after the sixth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years.

o Class C Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares may be subject to a 1% contingent deferred sales charge if redeemed within one year after purchase.

o Class I Shares incur a maximum initial sales charge of 5.25% and bear no ongoing distribution and account maintenance fees. Class I Shares are available only to eligible investors.

      None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Recent Performance Results

                                                        6-Month        12-Month      Since Inception
As of November 30, 2003                              Total Return    Total Return     Total Return
====================================================================================================
ML Pan-European Growth Fund Class A Shares*             +17.25%         +26.26%          - 7.33%
----------------------------------------------------------------------------------------------------
ML Pan-European Growth Fund Class B Shares*             +16.73          +25.21           -10.96
----------------------------------------------------------------------------------------------------
ML Pan-European Growth Fund Class C Shares*             +16.87          +25.18           -10.96
----------------------------------------------------------------------------------------------------
ML Pan-European Growth Fund Class I Shares*             +17.42          +26.56           - 6.17
----------------------------------------------------------------------------------------------------
MSCI Europe Index**                                     +16.69          +23.39           - 2.31
----------------------------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's inception date is 10/30/98.
** This unmanaged market-capitalization Index is comprised of a representative sampling of large-, medium- and small-capitalization companies in developed European countries. Since inception total return is from 10/31/98.


6        MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Performance Data (concluded)

Average Annual Total Return

                                               % Return Without   % Return With
                                                 Sales Charge     Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 11/30/03                            +26.26%          +19.63%
--------------------------------------------------------------------------------
Five Years Ended 11/30/03                          - 1.98           - 3.03
--------------------------------------------------------------------------------
Inception (10/30/98)
through 11/30/03                                   - 1.49           - 2.53
--------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                  % Return        % Return
                                                 Without CDSC    With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 11/30/03                            +25.21%          +21.21%
--------------------------------------------------------------------------------
Five Years Ended 11/30/03                          - 2.76           - 3.15
--------------------------------------------------------------------------------
Inception (10/30/98)
through 11/30/03                                   - 2.26           - 2.45
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

--------------------------------------------------------------------------------
                                                  % Return        % Return
                                                 Without CDSC    With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 11/30/03                            +25.18%          +24.18%
--------------------------------------------------------------------------------
Five Years Ended 11/30/03                          - 2.76           - 2.76
--------------------------------------------------------------------------------
Inception (10/30/98)
through 11/30/03                                   - 2.26           - 2.26
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

--------------------------------------------------------------------------------
                                               % Return Without   % Return With
                                                 Sales Charge     Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 11/30/03                            +26.56%          +19.92%
--------------------------------------------------------------------------------
Five Years Ended 11/30/03                          - 1.75           - 2.81
--------------------------------------------------------------------------------
Inception (10/30/98)
through 11/30/03                                   - 1.25           - 2.29
--------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003           7

[LOGO] Merrill Lynch Investment Managers

Statement of Assets and Liabilities       Merrill Lynch Pan-European Growth Fund

As of November 30, 2003
============================================================================================================================
Assets
----------------------------------------------------------------------------------------------------------------------------
                       Investment in Mercury Master Pan-European Growth Portfolio,
                         at value (identified cost--$82,661,876) ........................                      $ 108,970,836
                       Prepaid registration fees and other assets .......................                            112,077
                                                                                                               -------------
                       Total assets .....................................................                        109,082,913
                                                                                                               -------------
============================================================================================================================
Liabilities
----------------------------------------------------------------------------------------------------------------------------
                       Payables:
                          Distributor ...................................................    $      69,677
                          Other affiliates ..............................................           39,200
                          Administrator .................................................           20,498           129,375
                                                                                             -------------------------------
                       Total liabilities ................................................                            129,375
                                                                                                               =============
============================================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------------------------
                       Net assets .......................................................                      $ 108,953,538
                                                                                                               =============
============================================================================================================================
Net Assets Consist of
----------------------------------------------------------------------------------------------------------------------------
                       Class A Shares of Common Stock, $.0001 par value,
                         100,000,000 shares authorized ..................................                      $          95
                       Class B Shares of Common Stock, $.0001 par value,
                         100,000,000 shares authorized ..................................                                763
                       Class C Shares of Common Stock, $.0001 par value,
                         100,000,000 shares authorized ..................................                                264
                       Class I Shares of Common Stock, $.0001 par value,
                         100,000,000 shares authorized ..................................                                111
                       Paid-in capital in excess of par .................................                        159,529,373
                       Accumulated investment loss--net .................................    $    (507,458)
                       Accumulated realized capital losses on investments and
                         foreign currency transactions from the Portfolio--net ..........      (76,378,570)
                       Unrealized appreciation on investments and foreign
                         currency transactions from the Portfolio--net ..................       26,308,960
                                                                                             -------------
                       Accumulated losses--net ..........................................                        (50,577,068)
                                                                                                               -------------
                       Net Assets .......................................................                      $ 108,953,538
                                                                                                               =============
============================================================================================================================
Net Asset Value
----------------------------------------------------------------------------------------------------------------------------
                       Class A--Based on net assets of $8,554,769 and
                         946,559 shares outstanding .....................................                      $        9.04
                                                                                                               =============
                       Class B--Based on net assets of $67,109,990 and
                         7,633,085 shares outstanding ...................................                      $        8.79
                                                                                                               =============
                       Class C--Based on net assets of $23,196,109 and
                         2,636,091 shares outstanding ...................................                      $        8.80
                                                                                                               =============
                       Class I--Based on net assets of $10,092,670 and
                         1,109,215 shares outstanding ...................................                      $        9.10
                                                                                                               =============

      See Notes to Financial Statements.


8        MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Statement of Operations                   Merrill Lynch Pan-European Growth Fund

For the Six Months Ended November 30, 2003
============================================================================================================================
Investment Income from the Portfolio--Net
----------------------------------------------------------------------------------------------------------------------------
                       Net investment income allocated from the Portfolio:
                          Dividends (net of $95,011 foreign withholding tax) ............                      $     797,657
                          Securities lending--net .......................................                              2,557
                          Interest ......................................................                              1,048
                          Expenses ......................................................                           (516,087)
                                                                                                               -------------
                       Net investment income from the Portfolio .........................                            285,175
                                                                                                               -------------
============================================================================================================================
Expenses
----------------------------------------------------------------------------------------------------------------------------
                       Account maintenance and distribution fees--Class B ...............    $     324,266
                       Administration fee ...............................................          132,634
                       Account maintenance and distribution fees--Class C ...............          113,111
                       Registration fees ................................................           71,965
                       Transfer agent fees--Class B .....................................           61,482
                       Transfer agent fees--Class C .....................................           22,642
                       Professional fees ................................................           18,999
                       Printing and shareholder reports .................................           18,628
                       Account maintenance fees--Class A ................................           11,241
                       Transfer agent fees--Class I .....................................            7,555
                       Transfer agent fees--Class A .....................................            7,029
                       Other ............................................................            4,212
                                                                                             -------------
                       Total expenses ...................................................                            793,764
                                                                                                               -------------
                       Investment loss--net .............................................                           (508,589)
                                                                                                               -------------
============================================================================================================================
Realized & Unrealized Gain (Loss) from the Portfolio--Net
----------------------------------------------------------------------------------------------------------------------------
                       Realized gain (loss) from the Portfolio on:
                          Investments--net ..............................................        2,361,987
                          Foreign currency transactions--net ............................           (4,944)        2,357,043
                                                                                             -------------
                       Change in unrealized appreciation on investments and foreign
                         currency transactions from the Portfolio--net ..................                         14,955,163
                                                                                                               -------------
                       Total realized and unrealized gain on investments and
                         foreign currency transactions--net .............................                         17,312,206
                                                                                                               -------------
                       Net Increase in Net Assets Resulting from Operations .............                      $  16,803,617
                                                                                                               =============

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003           9

[LOGO] Merrill Lynch Investment Managers

Statements of Changes in Net Assets       Merrill Lynch Pan-European Growth Fund

                                                                                              For the Six         For the
                                                                                              Months Ended       Year Ended
                                                                                              November 30,         May 31,
Increase (Decrease) in Net Assets:                                                                2003              2003
============================================================================================================================
Operations
----------------------------------------------------------------------------------------------------------------------------
                       Investment loss--net .............................................    $    (508,589)    $    (171,236)
                       Realized gain (loss) on investments and foreign currency
                         transactions from the Portfolio--net ...........................        2,357,043       (17,273,850)
                       Change in unrealized appreciation on investments and
                         foreign currency transactions from the Portfolio--net ..........       14,955,163          (219,087)
                                                                                             -------------------------------
                       Net increase (decrease) in net assets resulting from operations ..       16,803,617       (17,664,173)
                                                                                             -------------------------------
============================================================================================================================
Capital Share Transactions
----------------------------------------------------------------------------------------------------------------------------
                       Net decrease in net assets derived from capital share transactions      (16,290,993)      (52,171,327)
                                                                                             -------------------------------
============================================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------------------------
                       Total increase (decrease) in net assets ..........................          512,624       (69,835,500)
                       Beginning of period ..............................................      108,440,914       178,276,414
                                                                                             -------------------------------
                       End of period* ...................................................    $ 108,953,538     $ 108,440,914
                                                                                             ===============================
                          * Undistributed (accumulated) investment income (loss)--net ...    $    (507,458)    $       1,131
                                                                                             ===============================

      See Notes to Financial Statements.


10       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Financial Highlights                      Merrill Lynch Pan-European Growth Fund

                                                                                               Class A
                                                                    -------------------------------------------------------------
The following per share data and ratios have been derived           For the Six
from information provided in the financial statements.              Months Ended            For the Year Ended May 31,
                                                                    November 30,   ----------------------------------------------
Increase (Decrease) in Net Asset Value:                                2003         2003@@      2002@@       2001@@       2000@@
=================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period .......  $   7.71      $   8.20    $   9.23     $  11.63     $  10.30
                                                                     ------------------------------------------------------------
                       Investment income (loss)--net*** ...........      (.01)          .03          --+         .01          .01
                       Realized and unrealized gain (loss) on
                         investments and foreign currency
                         transactions from the Portfolio--net .....      1.34          (.52)      (1.03)       (2.31)        1.51
                                                                     ------------------------------------------------------------
                       Total from investment operations ...........      1.33          (.49)      (1.03)       (2.30)        1.52
                                                                     ------------------------------------------------------------
                       Less dividends and distributions:
                          In excess of investment income--net .....        --            --          --           --         (.08)
                          Realized gain on investments from the
                            Portfolio--net ........................        --            --          --           --         (.11)
                          In excess of realized gain on investments
                            from the Portfolio--net ...............        --            --          --         (.10)          --
                                                                     ------------------------------------------------------------
                       Total dividends and distributions ..........        --            --          --         (.10)        (.19)
                                                                     ------------------------------------------------------------
                       Net asset value, end of period .............  $   9.04      $   7.71    $   8.20     $   9.23     $  11.63
                                                                     ============================================================
=================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .........     17.25%@       (5.98%)    (11.16%)     (19.90%)      14.69%
                                                                     ============================================================
=================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                       Expenses++ .................................      1.84%*        1.87%       1.66%        1.54%        1.49%
                                                                     ============================================================
                       Investment income (loss)--net ..............      (.31%)*        .42%        .05%         .12%         .08%
                                                                     ============================================================
=================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) ...  $  8,555      $  9,812    $ 16,689     $ 33,425     $ 60,497
                                                                     ============================================================
                       Portfolio turnover .........................     27.12%        70.00%      33.45%       42.67%       55.61%
                                                                     ============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Amount is less than $.01 per share.
++    Includes the Fund's share of the Portfolio's allocated expenses.
@     Aggregate total investment return.
@@    Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          11

[LOGO] Merrill Lynch Investment Managers

Financial Highlights (continued)          Merrill Lynch Pan-European Growth Fund

                                                                                               Class B
                                                                    -------------------------------------------------------------
The following per share data and ratios have been derived           For the Six
from information provided in the financial statements.              Months Ended           For the Year Ended May 31,
                                                                    November 30,   ----------------------------------------------
Increase (Decrease) in Net Asset Value:                                2003          2003        2002         2001         2000
=================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period .......  $   7.53      $   8.07    $   9.16     $  11.53     $  10.25
                                                                     ------------------------------------------------------------
                       Investment loss--net*** ....................      (.04)         (.02)       (.06)        (.07)        (.08)
                       Realized and unrealized gain (loss) on
                         investments and foreign currency
                         transactions from the Portfolio--net .....      1.30          (.52)      (1.03)       (2.29)        1.50
                                                                     ------------------------------------------------------------
                       Total from investment operations ...........      1.26          (.54)      (1.09)       (2.36)        1.42
                                                                     ------------------------------------------------------------
                       Less dividends and distributions:
                          In excess of investment income--net .....        --            --          --           --         (.03)
                          Realized gain on investments from the
                            Portfolio--net ........................        --            --          --           --         (.11)
                          In excess of realized gain on investments
                            from the Portfolio--net ...............        --            --          --         (.01)          --
                                                                     ------------------------------------------------------------
                       Total dividends and distributions ..........        --            --          --         (.01)        (.14)
                                                                     ------------------------------------------------------------
                       Net asset value, end of period .............  $   8.79      $   7.53    $   8.07     $   9.16     $  11.53
                                                                     ============================================================
=================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .........     16.73%++      (6.69%)    (11.90%)     (20.50%)      13.87%
                                                                     ============================================================
=================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                       Expenses+ ..................................      2.62%*        2.66%       2.44%        2.31%        2.26%
                                                                     ============================================================
                       Investment loss--net .......................     (1.12%)*       (.29%)      (.68%)       (.63%)       (.69%)
                                                                     ============================================================
=================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) ...  $ 67,110      $ 65,880    $109,737     $185,558     $288,124
                                                                     ============================================================
                       Portfolio turnover .........................     27.12%        70.00%      33.45%       42.67%       55.61%
                                                                     ============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Includes the Fund's share of the Portfolio's allocated expenses.
++    Aggregate total investment return.

      See Notes to Financial Statements.


12       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Financial Highlights (continued)          Merrill Lynch Pan-European Growth Fund

                                                                                               Class C
                                                                    -------------------------------------------------------------
The following per share data and ratios have been derived           For the Six
from information provided in the financial statements.              Months Ended           For the Year Ended May 31,
                                                                    November 30,   ----------------------------------------------
Increase (Decrease) in Net Asset Value:                                2003          2003        2002         2001         2000
=================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period .......  $   7.53      $   8.08    $   9.16     $  11.53     $  10.25
                                                                     ------------------------------------------------------------
                       Investment loss--net*** ....................      (.04)         (.02)       (.06)        (.07)        (.08)
                       Realized and unrealized gain (loss) on
                         investments and foreign currency
                         transactions from the Portfolio--net .....      1.31          (.53)      (1.02)       (2.30)        1.50
                                                                     ------------------------------------------------------------
                       Total from investment operations ...........      1.27          (.55)      (1.08)       (2.37)        1.42
                                                                     ------------------------------------------------------------
                       Less dividends and distributions:
                          In excess of investment income--net .....        --            --          --           --         (.03)
                          Realized gain on investments from the
                            Portfolio--net ........................        --            --          --           --         (.11)
                                                                     ------------------------------------------------------------
                       Total dividends and distributions ..........        --            --          --           --         (.14)
                                                                     ------------------------------------------------------------
                       Net asset value, end of period .............  $   8.80      $   7.53    $   8.08     $   9.16     $  11.53
                                                                     ============================================================
=================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .........     16.87%++      (6.81%)    (11.79%)     (20.56%)      13.82%
                                                                     ============================================================
=================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                       Expenses+ ..................................      2.63%*        2.67%       2.44%        2.31%        2.26%
                                                                     ============================================================
                       Investment loss--net .......................     (1.12%)*       (.31%)      (.72%)       (.64%)       (.70%)
                                                                     ============================================================
=================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) ...  $ 23,196      $ 23,113    $ 38,263     $ 77,601     $127,779
                                                                     ============================================================
                       Portfolio turnover .........................     27.12%        70.00%      33.45%       42.67%       55.61%
                                                                     ============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Includes the Fund's share of the Portfolio's allocated expenses.
++    Aggregate total investment return.

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          13

[LOGO] Merrill Lynch Investment Managers

Financial Highlights (concluded)          Merrill Lynch Pan-European Growth Fund

                                                                                               Class I
                                                                    -------------------------------------------------------------
The following per share data and ratios have been derived           For the Six
from information provided in the financial statements.              Months Ended            For the Year Ended May 31,
                                                                    November 30,   ----------------------------------------------
Increase (Decrease) in Net Asset Value:                                2003         2003@@      2002@@       2001@@       2000@@
=================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period .......  $   7.75      $   8.23    $   9.23     $  11.65     $  10.31
                                                                     ------------------------------------------------------------
                       Investment income (loss)--net*** ...........        --+          .06         .03          .04          .04
                       Realized and unrealized gain (loss) on
                         investments and foreign currency
                         transactions from the Portfolio--net .....      1.35          (.54)      (1.03)       (2.32)        1.51
                                                                     ------------------------------------------------------------
                       Total from investment operations ...........      1.35          (.48)      (1.00)       (2.28)        1.55
                                                                     ------------------------------------------------------------
                       Less dividends and distributions:
                          In excess of investment income--net .....        --            --          --           --         (.10)
                          Realized gain on investments from the
                            Portfolio--net ........................        --            --          --           --         (.11)
                          In excess of realized gain on investments
                            from the Portfolio--net ...............        --            --          --         (.14)          --
                                                                     ------------------------------------------------------------
                       Total dividends and distributions ..........        --            --          --         (.14)        (.21)
                                                                     ------------------------------------------------------------
                       Net asset value, end of period .............  $   9.10      $   7.75    $   8.23     $   9.23     $  11.65
                                                                     ============================================================
=================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .........     17.42%@       (5.83%)    (10.83%)     (19.73%)      14.99%
                                                                     ============================================================
=================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                       Expenses++ .................................      1.59%*        1.63%       1.41%        1.29%        1.24%
                                                                     ============================================================
                       Investment income (loss)--net ..............      (.07%)*        .81%        .34%         .37%         .36%
                                                                     ============================================================
=================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) ...  $ 10,093      $  9,636    $ 13,587     $ 24,382     $ 39,657
                                                                     ============================================================
                       Portfolio turnover .........................     27.12%        70.00%      33.45%       42.67%       55.61%
                                                                     ============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Amount is less than $(.01) per share.
++    Includes the Fund's share of the Portfolio's allocated expenses.
@     Aggregate total investment return.
@@    Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

      See Notes to Financial Statements.


14       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Notes to Financial Statements             Merrill Lynch Pan-European Growth Fund

1. Significant Accounting Policies:

Merrill Lynch Pan-European Growth Fund (the "Fund") is part of Mercury Funds, Inc. (the "Corporation"). The Fund is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund seeks to achieve its investment objective by investing all of its assets in the Mercury Master Pan-European Growth Portfolio (the "Portfolio") of Mercury Master Trust (the "Trust"), which has the same investment objective as the Fund. The value of the Fund's investment in the Portfolio reflects the Fund's proportionate interest in the net assets of the Portfolio. The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The percentage of the Portfolio owned by the Fund at November 30, 2003 was 99.9%. The Fund offers multiple classes of shares. Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. The Fund's financial statements and financial highlights contained within this report reflect the new share class redesignation. Class A and Class I Shares are sold with a front-end sales charge. Class B and Class C Shares may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B Shares have certain voting rights with respect to Class A expenditures). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments (and foreign currency transactions) are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- The Fund records its investment in the Portfolio at fair value. Valuation of securities held by the Portfolio is discussed in
Note 1a of the Portfolio's Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income and expenses -- The Fund records daily its proportionate share of the Portfolio's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

(c) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, withholding taxes may be imposed on interest, dividends and capital gains at various rates.

(d) Prepaid registration fees -- Prepaid registration fees are charged to expenses as the related shares are issued.

(e) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

(f) Investment transactions -- Investment transactions in the Portfolio are accounted for on a trade date basis.

2. Transactions with Affiliates:

The Corporation has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

The Corporation has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Corporation in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          15

[LOGO] Merrill Lynch Investment Managers

                                          Merrill Lynch Pan-European Growth Fund

annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                  Account           Distribution
                                              Maintenance Fee           Fee
--------------------------------------------------------------------------------
Class A ................................           .25%                 --
Class B ................................           .25%                .75%
Class C ................................           .25%                .75%
--------------------------------------------------------------------------------

Pursuant to a sub-agreement with the Distributor, selected dealers also provide account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and selected dealers for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and selected dealers for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the six months ended November 30, 2003, FAMD earned underwriting discounts and direct commissions and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., earned dealer concessions on sales of the Fund's Class A Shares as follows:

--------------------------------------------------------------------------------
                                                       FAMD               MLPF&S
--------------------------------------------------------------------------------
Class A ................................               $ 11                $201
--------------------------------------------------------------------------------

For the six months ended November 30, 2003, MLPF&S received contingent deferred sales charges of $136,374 and $2,142 relating to transactions in Class B and Class C Shares, respectively.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Certain officers and/or directors of the Corporation are officers and/or directors or trustees of the Trust, FAM, PSI, FAMD, FDS, and/or ML & Co.

3. Capital Share Transactions:

Net decrease in net assets derived from capital share transactions were $16,290,993 and $52,171,327 for the six months ended November 30, 2003 and the year ended May 31, 2003, respectively.

Transactions in capital shares for each class were as follows:

-------------------------------------------------------------------------------
Class A Shares for the Six Months                                      Dollar
Ended November 30, 2003+                           Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................          1,068,422        $  8,388,751
Shares redeemed ........................         (1,394,649)        (11,180,215)
                                                -------------------------------
Net decrease ...........................           (326,227)       $ (2,791,464)
                                                ===============================

+     Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

-------------------------------------------------------------------------------
Class A Shares for the Year                                            Dollar
Ended May 31, 2003+                                Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................            521,478        $  3,659,061
Automatic conversion of shares .........                 11                  76
                                                -------------------------------
Total issued ...........................            521,489           3,659,137
Shares redeemed ........................         (1,283,825)         (8,892,468)
                                                -------------------------------
Net decrease ...........................           (762,336)       $ (5,233,331)
                                                ===============================

+     Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

-------------------------------------------------------------------------------
Class B Shares for the Six Months                                      Dollar
Ended November 30, 2003                            Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................             34,239        $    272,773
Shares redeemed ........................         (1,152,085)         (9,192,816)
                                                -------------------------------
Net decrease ...........................         (1,117,846)       $ (8,920,043)
                                                ===============================

-------------------------------------------------------------------------------
Class B Shares for the Year                                            Dollar
Ended May 31, 2003                                 Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................             87,908        $    601,352
Shares redeemed ........................         (4,932,928)        (33,393,990)
Automatic conversion of shares .........                (11)                (76)
                                                -------------------------------
Net decrease ...........................         (4,845,031)       $(32,792,714)
                                                ===============================

-------------------------------------------------------------------------------
Class C Shares for the Six Months                                      Dollar
Ended November 30, 2003                            Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................             44,887        $    350,457
Shares redeemed ........................           (476,258)         (3,799,482)
                                                -------------------------------
Net decrease ...........................           (431,371)       $ (3,449,025)
                                                ===============================


16       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Notes to Financial Statements (concluded)
                                          Merrill Lynch Pan-European Growth Fund

-------------------------------------------------------------------------------
Class C Shares for the Year                                            Dollar
Ended May 31, 2003                                 Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................             24,638        $    169,660
Shares redeemed ........................         (1,693,198)        (11,444,558)
                                                -------------------------------
Net decrease ...........................         (1,668,560)       $(11,274,898)
                                                ===============================

-------------------------------------------------------------------------------
Class I Shares for the Six Months                                      Dollar
Ended November 30, 2003+                           Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................            636,545        $  5,083,192
Shares redeemed ........................           (770,419)         (6,213,653)
                                                -------------------------------
Net decrease ...........................           (133,874)       $ (1,130,461)
                                                ===============================

+     Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

-------------------------------------------------------------------------------
Class I Shares for the Year                                            Dollar
Ended May 31, 2003+                                Shares              Amount
-------------------------------------------------------------------------------
Shares sold ............................            259,272        $  1,797,008
Shares redeemed ........................           (668,077)         (4,667,392)
                                                -------------------------------
Net decrease ...........................           (408,805)       $ (2,870,384)
                                                ===============================

+     Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

4. Capital Loss Carryforward:

On May 31, 2003, the Fund had a net capital loss carryforward of $71,907,547, of which $2,492,476 expires in 2009, $32,346,961 expires in 2010 and $37,068,110 expires in 2011. This amount will be available to offset like amounts of any future taxable gains.

5. Plan of Reorganization:

The Board of Directors unanimously approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby (i) the Fund will acquire substantially all of the assets and assume substantially all of the liabilities of the Portfolio in exchange for all the Fund's beneficial interests in the Portfolio and (ii) Merrill Lynch EuroFund ("EuroFund") will acquire substantially all of the assets and assume substantially all of the liabilities of the Fund, in exchange for newly issued shares of common stock of EuroFund.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          17

[LOGO] Merrill Lynch Investment Managers

Schedule of Investments             Mercury Master Pan-European Growth Portfolio

                                                                                                             Value       Percent of
Industry*                 Countries        Shares Held     Common Stocks                              (in U.S. dollars)  Net Assets
===================================================================================================================================
Airlines                  Germany               27,531     Deutsche Lufthansa AG (Registered Shares)      $   420,768       0.4%
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Airlines                    420,768       0.4
===================================================================================================================================
Automobiles               Germany               23,944     Bayerische Motoren Werke (BMW) AG                1,054,213       1.0
                                                 1,297     Porsche AG (Preferred)                             670,159       0.6
                                                                                                          -------------------------
                                                                                                            1,724,372       1.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Automobiles               1,724,372       1.6
===================================================================================================================================
Beverages                 France                 8,141     Pernod Ricard                                      862,662       0.8
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom        43,510     Diageo PLC                                         542,522       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Beverages                 1,405,184       1.3
===================================================================================================================================
Capital Markets           Germany               10,754     Deutsche Bank AG (Registered Shares)               749,730       0.7
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland           72,775     Credit Suisse Group                              2,415,044       2.2
                                                 3,352     Julius Baer Holding Ltd. 'B'                     1,065,691       1.0
                                                 8,418     UBS AG (Registered Shares)                         542,099       0.5
                                                                                                          -------------------------
                                                                                                            4,022,834       3.7
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Capital Markets           4,772,564       4.4
===================================================================================================================================
Chemicals                 Germany               12,980     BASF AG                                            641,970       0.6
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland            8,854     Syngenta AG                                        542,096       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Chemicals                 1,184,066       1.1
===================================================================================================================================
Commercial Banks          France                32,020     BNP Paribas SA                                   1,807,810       1.7
                                                11,319     Societe Generale 'A'                               910,419       0.8
                                                                                                          -------------------------
                                                                                                            2,718,229       2.5
                          ---------------------------------------------------------------------------------------------------------
                          Italy                417,195     Banca Intesa SpA                                 1,170,715       1.1
                                                45,640     Banco Popolare di Verona e Novara Scrl             753,448       0.7
                                               557,684     Intesa BCI SpA                                   2,100,414       1.9
                                               214,387     Unicredito Italiano SpA                          1,078,312       1.0
                                                                                                          -------------------------
                                                                                                            5,102,889       4.7
                          ---------------------------------------------------------------------------------------------------------
                          Spain                 44,137     Banco Bilbao Vizcaya, SA                           529,070       0.5
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom       196,397     Barclays PLC                                     1,731,089       1.6
                                                66,786     HBOS PLC                                           838,492       0.8
                                               275,751     HSBC Holdings PLC                                4,178,146       3.8
                                                69,150     Royal Bank of Scotland Group PLC                 1,930,196       1.8
                                                                                                          -------------------------
                                                                                                            8,677,923       8.0
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Commercial Banks         17,028,111      15.7
===================================================================================================================================
Commercial                Denmark                  227     Group 4 Falck A/S                                    4,480       0.0
Services & Supplies       ---------------------------------------------------------------------------------------------------------
                          Germany               15,284     Dis Deutscher Industrie Service AG                 326,111       0.3
                          ---------------------------------------------------------------------------------------------------------
                          Netherlands           61,892     Vedior NV 'A'                                      937,019       0.9
                          ---------------------------------------------------------------------------------------------------------
                          Sweden                85,090     Securitas AB 'B'                                 1,036,021       0.9
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland           12,190     Adecco SA (Registered Shares)                      756,247       0.7
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Commercial
                                                           Services & Supplies                              3,059,878       2.8
===================================================================================================================================
Communications            Finland              106,249     Nokia Oyj (Series A)                             1,914,231       1.7
Equipment                 ---------------------------------------------------------------------------------------------------------
                          France                39,063     Alcatel                                            509,454       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Sweden             1,226,877     Telefonaktiebolaget LM Ericsson AB 'B'           1,980,903       1.8
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in
                                                           Communications Equipment                         4,404,588       4.0
===================================================================================================================================
Construction Materials    France                 5,765     Lafarge SA (Ordinary)                              463,349       0.4
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Construction Materials      463,349       0.4
                          =========================================================================================================


18       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

                                    Mercury Master Pan-European Growth Portfolio

                                                                                                             Value       Percent of
Industry*                 Countries        Shares Held     Common Stocks                              (in U.S. dollars)  Net Assets
===================================================================================================================================
Distributors              France                11,467     Rexel SA                                       $   468,721       0.4%
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Distributors                468,721       0.4
===================================================================================================================================
Diversified Financial     Netherlands           19,792     Euronext NV                                        474,256       0.4
Services                                        72,592     ING Groep NV                                     1,554,977       1.4
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Diversified
                                                           Financial Services                               2,029,233       1.8
===================================================================================================================================
Diversified               France                76,493     France Telecom SA                                1,956,700       1.8
Telecommunication         ---------------------------------------------------------------------------------------------------------
Services                  Germany               64,567     Deutsche Telekom AG (Registered Shares)          1,071,941       1.0
                          ---------------------------------------------------------------------------------------------------------
                          Italy                288,953   + Telecom Italia S.p.A.                              552,457       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Spain                 94,067     Telefonica SA                                    1,217,788       1.1
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom       228,806     Cable & Wireless PLC                               521,403       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Diversified
                                                           Telecommunication Services                       5,320,289       4.9
===================================================================================================================================
Electric Utilities        Germany               23,232     E.On AG                                          1,317,220       1.2
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Electric Utilities        1,317,220       1.2
===================================================================================================================================
Food & Staples Retailing  Belgium                2,815     Colruyt NV                                         264,380       0.2
                          ---------------------------------------------------------------------------------------------------------
                          France                38,780     Carrefour SA                                     2,098,360       1.9
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Food & Staples Retailing  2,362,740       2.1
===================================================================================================================================
Food Products             Switzerland            9,239     Nestle SA (Registered Shares)                    2,147,607       2.0
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom        88,928     Unilever PLC                                       772,361       0.7
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Food Products             2,919,968       2.7
===================================================================================================================================
Health Care               France                23,549     Essilor International SA                         1,174,010       1.1
Equipment & Supplies      ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Health Care
                                                           Equipment & Supplies                             1,174,010       1.1
===================================================================================================================================
Hotels, Restaurants &     France                38,605     Accor SA                                         1,629,372       1.5
Leisure                   ---------------------------------------------------------------------------------------------------------
                          Switzerland            6,293     Kuoni Reisen Holding AG                          2,044,525       1.9
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom       912,976     Airtours PLC                                       180,571       0.2
                                                79,058     Compass Group PLC                                  475,208       0.4
                                                                                                          -------------------------
                                                                                                              655,779       0.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Hotels,
                                                           Restaurants & Leisure                            4,329,676       4.0
===================================================================================================================================
IT Services               France               313,819     Altran Technologies SA                           4,122,877       3.8
                                                21,682     Cap Gemini SA                                    1,070,277       1.0
                                                33,613     Transiciel SA                                      549,985       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in IT Services               5,743,139       5.3
===================================================================================================================================
Industrial Conglomerates  Germany               23,020     Siemens AG                                       1,679,375       1.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Industrial Conglomerates  1,679,375       1.5
===================================================================================================================================
Insurance                 France                75,675     Axa                                              1,469,528       1.4
                          ---------------------------------------------------------------------------------------------------------
                          Germany               11,041     Allianz AG (Registered Shares)                   1,242,488       1.1
                                                 4,036     Muenchener Rueckversicherungs-
                                                           Gesellschaft AG (Registered Shares)                458,783       0.4
                                                                                                          -------------------------
                                                                                                            1,701,271       1.5
                          ---------------------------------------------------------------------------------------------------------
                          Italy                 38,237     Alleanza Assicurazioni                             397,845       0.4
                          ---------------------------------------------------------------------------------------------------------
                          Netherlands           43,812     Aegon NV                                           584,519       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland            6,115     Swiss Re (Registered Shares)                       379,837       0.3
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Insurance                 4,533,000       4.1
                          =========================================================================================================


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          19

[LOGO] Merrill Lynch Investment Managers

                                    Mercury Master Pan-European Growth Portfolio

                                                                                                            Value        Percent of
Industry*                 Countries        Shares Held     Common Stocks                              (in U.S. dollars)  Net Assets
===================================================================================================================================
Media                     France                 9,336     Lagardere S.C.A.                              $    510,313       0.5%
                                                57,373     Publicis SA                                      1,812,169       1.7
                                                83,703     Vivendi Universal SA                             1,920,408       1.7
                                                                                                         --------------------------
                                                                                                            4,242,890       3.9
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom        55,971     WPP Group PLC                                      536,178       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Media                     4,779,068       4.4
===================================================================================================================================
Metals & Mining           France                37,344     Arcelor                                            604,317       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Spain                 11,293     Acerinox SA                                        522,254       0.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Metals & Mining           1,126,571       1.0
===================================================================================================================================
Multiline Retail          United Kingdom       152,540     Marks & Spencer Group PLC                          704,399       0.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Multiline Retail            704,399       0.6
===================================================================================================================================
Oil & Gas                 France                17,765     TotalFinaElf SA                                  2,879,071       2.7
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom       194,340     BG Group PLC                                       914,970       0.8
                                               417,689     BP Amoco PLC                                     2,914,756       2.7
                                               535,354     Shell Transport & Trading Company                3,388,281       3.1
                                                                                                         --------------------------
                                                                                                            7,218,007       6.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Oil & Gas                10,097,078       9.3
===================================================================================================================================
Pharmaceuticals           France                 9,283     Aventis SA                                         539,018       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Germany               21,801     Schering AG                                      1,096,535       1.0
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland           68,656     Novartis AG (Registered Shares)                  2,899,724       2.7
                                                30,464     Roche Holding AG                                 2,745,354       2.5
                                                                                                         --------------------------
                                                                                                            5,645,078       5.2
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom        26,058     AstraZeneca Group PLC                            1,182,690       1.1
                                               165,296     GlaxoSmithKline PLC                              3,726,968       3.4
                                                                                                         --------------------------
                                                                                                            4,909,658       4.5
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Pharmaceuticals          12,190,289      11.2
===================================================================================================================================
Software                  Germany                3,871     SAP AG (Systeme, Anwendungen, Produkte in
                                                           der Datenverarbeitung)                             594,870       0.6
                          ---------------------------------------------------------------------------------------------------------
                          United Kingdom     1,890,782     Innovation Group PLC                               674,761       0.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Software                  1,269,631       1.2
===================================================================================================================================
Textiles, Apparel &       France                31,063     LVMH (Louis Vuitton Moet Hennessy)               2,127,993       2.0
Luxury Goods              ---------------------------------------------------------------------------------------------------------
                          Germany                3,810     Puma AG Rudolf Dassler Sport                       600,567       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Italy                 42,815     Benetton Group SpA                                 551,407       0.5
                          ---------------------------------------------------------------------------------------------------------
                          Switzerland            5,339     Swatch Group AG 'B'                                612,266       0.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Textiles, Apparel &
                                                           Luxury Goods                                     3,892,233       3.6
===================================================================================================================================
Tobacco                   Spain                 42,450     Altadis                                          1,133,205       1.0
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Tobacco                   1,133,205       1.0
===================================================================================================================================
Wireless                  Belgium                9,430   + Mobistar SA                                        492,843       0.5
Telecommunication         ---------------------------------------------------------------------------------------------------------
Services                  United Kingdom     1,948,410     Vodafone Group PLC                               4,473,549       4.1
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Common Stocks in Wireless
                                                           Telecommunication Services                       4,966,392       4.6
                          ---------------------------------------------------------------------------------------------------------
                                                           Total Investments in Common Stocks
                                                           (Cost--$80,662,542)                            106,499,117      97.7
                          =========================================================================================================


20       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Schedule of Investments (concluded)
                                    Mercury Master Pan-European Growth Portfolio

                                           Beneficial                                                      Value        Percent of
                                             Interest     Short-Term Securities                      (in U.S. dollars)  Net Assets
===================================================================================================================================
                                             $195,597     Merrill Lynch Liquidity Series, LLC
                                                          Cash Sweep Series I (a)                       $    195,597       0.2%
                          ---------------------------------------------------------------------------------------------------------
                                                          Total Short-Term Securities (Cost--$195,597)       195,597       0.2
===================================================================================================================================
                          Total Investments (Cost--$80,858,139)                                          106,694,714      97.9

                          Other Assets Less Liabilities                                                    2,276,122       2.1
                                                                                                        ---------------------------
                          Net Assets                                                                    $108,970,836     100.0%
                                                                                                        ===========================

* For Portfolio compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease.
+     Non-income producing security.
(a) Common Stocks in companies considered to be an affiliate of the Portfolio (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

      --------------------------------------------------------------------------
                                                            Net         Interest
      Affiliate                                          Activity        Income
      --------------------------------------------------------------------------
      Merrill Lynch Liquidity Series, LLC
        Cash Sweep Series I                             $(317,829)       $1,062
      --------------------------------------------------------------------------

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          21

[LOGO] Merrill Lynch Investment Managers

Statement of Assets and Liabilities
                                    Mercury Master Pan-European Growth Portfolio

As of November 30, 2003
=========================================================================================================================
Assets
-------------------------------------------------------------------------------------------------------------------------
                       Investments, at value (identified cost--$80,858,139) ..........                      $ 106,694,714
                       Receivables:
                          Dividends ..................................................    $   2,610,395
                          Securities sold ............................................          615,843
                          Contributions ..............................................           28,253
                          Interest ...................................................                6         3,254,497
                                                                                          -------------------------------
                       Total assets ..................................................                        109,949,211
                                                                                                            -------------
=========================================================================================================================
Liabilities
-------------------------------------------------------------------------------------------------------------------------
                       Payables:
                          Securities purchased .......................................          669,608
                          Withdrawals ................................................          101,167
                          Investment adviser .........................................           61,520
                          Other affiliates ...........................................              957           833,252
                                                                                          -------------
                       Accrued expenses and other liabilities ........................                            145,123
                                                                                                            -------------
                       Total liabilities .............................................                            978,375
                                                                                                            -------------
=========================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------------
                       Net assets ....................................................                      $ 108,970,836
                                                                                                            =============
=========================================================================================================================
Net Assets Consist of
-------------------------------------------------------------------------------------------------------------------------
                       Investors' capital ............................................                      $  82,661,876
                       Unrealized appreciation on investments and foreign
                         currency transactions--net ..................................                         26,308,960
                                                                                                            -------------
                       Net Assets ....................................................                      $ 108,970,836
                                                                                                            =============

      See Notes to Financial Statements.


22       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Statement of Operations             Mercury Master Pan-European Growth Portfolio

For the Six Months Ended November 30, 2003
=========================================================================================================================
Investment Income
-------------------------------------------------------------------------------------------------------------------------
                       Dividends (net of $95,011 foreign withholding tax) ............                      $     797,657
                       Securities lending--net .......................................                              2,557
                       Interest ......................................................                              1,048
                                                                                                            -------------
                       Total income ..................................................                            801,262
                                                                                                            -------------
=========================================================================================================================
Expenses
-------------------------------------------------------------------------------------------------------------------------
                       Investment advisory fees ......................................    $     397,915
                       Custodian fees ................................................           44,072
                       Accounting services ...........................................           37,819
                       Professional fees .............................................           19,897
                       Trustees' fees and expenses ...................................            8,792
                       Pricing fees ..................................................            4,447
                       Printing and shareholder reports ..............................              820
                       Other .........................................................            2,325
                                                                                          -------------
                       Total expenses ................................................                            516,087
                                                                                                            -------------
                       Investment income--net ........................................                            285,175
                                                                                                            -------------
=========================================================================================================================
Realized & Unrealized Gain (Loss) on Investments & Foreign Currency Transactions--Net
-------------------------------------------------------------------------------------------------------------------------
                       Realized gain (loss) from:
                          Investments--net ...........................................        2,361,987
                          Foreign currency transactions--net .........................           (4,944)        2,357,043
                                                                                          -------------
                       Change in unrealized appreciation on:
                          Investments--net ...........................................       14,911,342
                          Foreign currency transactions--net .........................           43,821        14,955,163
                                                                                          -------------------------------
                       Total realized and unrealized gain on investments and
                         foreign currency transactions--net ..........................                         17,312,206
                                                                                                            -------------
                       Net Increase in Net Assets Resulting from Operations ..........                      $  17,597,381
                                                                                                            =============

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          23

[LOGO] Merrill Lynch Investment Managers

Statements of Changes in Net Assets
                                    Mercury Master Pan-European Growth Portfolio

                                                                                           For the Six        For the
                                                                                           Months Ended      Year Ended
                                                                                           November 30,        May 31,
Increase (Decrease) in Net Assets:                                                            2003              2003
=========================================================================================================================
Operations
-------------------------------------------------------------------------------------------------------------------------
                       Investment income--net ........................................    $     285,175     $   1,670,990
                       Realized gain (loss) on investments and foreign currency
                         transactions--net ...........................................        2,357,043       (17,273,861)
                       Change in unrealized appreciation on investments and
                         foreign currency transactions--net ..........................       14,955,163          (219,095)
                                                                                          -------------------------------
                       Net increase (decrease) in net assets resulting from
                         operations ..................................................       17,597,381       (15,821,966)
                                                                                          -------------------------------
=========================================================================================================================
Capital Transactions
-------------------------------------------------------------------------------------------------------------------------
                       Proceeds from contributions ...................................       14,095,173         4,986,382
                       Fair value of withdrawals .....................................      (31,174,081)      (59,129,603)
                                                                                          -------------------------------
                       Net decrease in net assets derived from capital
                         transactions ................................................      (17,078,908)      (54,143,221)
                                                                                          -------------------------------
=========================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------------
                       Total increase (decrease) in net assets .......................          518,473       (69,965,187)
                       Beginning of period ...........................................      108,452,363       178,417,550
                                                                                          -------------------------------
                       End of period .................................................    $ 108,970,836     $ 108,452,363
                                                                                          ===============================

      See Notes to Financial Statements.


24       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Financial Highlights                Mercury Master Pan-European Growth Portfolio

                                                                  For the Six
                                                                  Months Ended              For the Year Ended May 31,
The following ratios have been derived from                       November 30,  -------------------------------------------------
information provided in the financial statements                     2003          2003          2002         2001         2000
=================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                       Total investment return ................       17.74%+       (4.40%)      (10.16%)         --           --
                                                                  ===============================================================
=================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................         .97%*         .99%          .92%         .88%         .86%
                                                                  ===============================================================
                       Investment income--net .................         .54%*        1.37%          .83%         .79%         .71%
                                                                  ===============================================================
=================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands)   $ 108,971     $ 108,452     $ 178,418    $ 321,268    $ 516,645
                                                                  ===============================================================
                       Portfolio turnover .....................       27.12%        70.00%        33.45%       42.67%       55.61%
                                                                  ===============================================================

*     Annualized.
** Total return is required to be disclosed for the fiscal years beginning after December 15, 2000.
+     Aggregate total investment return.

      See Notes to Financial Statements.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          25

[LOGO] Merrill Lynch Investment Managers

Notes to Financial Statements       Mercury Master Pan-European Growth Portfolio

1. Significant Accounting Policies:

Mercury Master Pan-European Growth Portfolio (the "Portfolio") is part of Mercury Master Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940, as amended, and is organized as a Delaware statutory trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Portfolio, subject to certain limitations. The Portfolio's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of Management, necessary to a fair statement of the results for the interim period presented. The following is a summary of significant accounting policies followed by the Portfolio.

(a) Valuation of investments -- Equity securities that are held by the Portfolio that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Trust employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the New York Stock Exchange ("NYSE"). The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio's net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust's Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust's Board of Trustees.

(b) Derivative financial instruments -- The Portfolio may engage in various portfolio investment strategies both to increase the return of the Portfolio and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Portfolio may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the


26       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

                                    Mercury Master Pan-European Growth Portfolio

      Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options -- The Portfolio may purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts -- The Portfolio may enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures -- The Portfolio may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar-denominated securities owned by the Portfolio, sold by the Portfolio but not yet delivered, or committed or anticipated to be purchased by the Portfolio.

(c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes -- The Portfolio is considered as a "pass through" entity for Federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates. It is intended that the Portfolio's assets will be managed so an investor in the Portfolio can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Portfolio has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending -- The Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Portfolio and any additional required collateral is delivered to the Portfolio on the next business day. Where the Portfolio receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Portfolio typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          27

[LOGO] Merrill Lynch Investment Managers

                                    Mercury Master Pan-European Growth Portfolio

within five business days. The Portfolio may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers International Limited ("MLIMIL"), an affiliate of Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLIMIL is responsible for the management of the Portfolio's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Portfolio. For such services, the Portfolio pays a monthly fee based upon the average daily value of the Portfolio's net assets at the following annual rates: .75% of the Portfolio's average daily net assets not exceeding $500 million and .70% of average daily net assets in excess of $500 million. The Trust has entered into a Sub-Advisory Agreement with FAM with respect to the Portfolio, pursuant to which FAM provides investment advisory services with respect to the Portfolio's daily cash assets. MLIMIL has agreed to pay FAM a fee in an amount to be determined from time to time by both parties but in no event in excess of the amount that MLIMIL actually receives for providing services to the Trust pursuant to the Investment Advisory Agreement.

The Portfolio has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. Pursuant to that order, the Portfolio also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Portfolio, invest cash collateral received by the Portfolio for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by FAM or its affiliates. For the six months ended November 30, 2003, MLIM, LLC received $1,089 in securities lending agent fees.

In addition, MLPF&S received $1,285 in commissions on the execution of portfolio security transactions for the six months ended November 30, 2003.

For the six months ended November 30, 2003, the Fund reimbursed FAM $1,071 for certain accounting services.

Certain officers and/or trustees of the Trust are officers and/or directors of MLIMIL, FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the six months ended November 30, 2003, were $28,096,800 and $44,225,805, respectively.


28       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Notes to Financial Statements (concluded)
                                    Mercury Master Pan-European Growth Portfolio

Net realized gains (losses) for the six months ended November 30, 2003 and net unrealized gains as of November 30, 2003 were as follows:

--------------------------------------------------------------------------------
                                                   Realized           Unrealized
                                                Gains (Losses)           Gains
--------------------------------------------------------------------------------
Long-term investments ...................        $ 2,361,987         $25,836,575
Foreign currency transactions ...........             (4,944)            472,385
                                                 -------------------------------
Total ...................................        $ 2,357,043         $26,308,960
                                                 ===============================

As of November 30, 2003, net unrealized appreciation for Federal income tax purposes aggregated $23,610,441, of which $25,285,954 related to appreciated securities and $1,675,513 related to depreciated securities. At November 30, 2003, the aggregate cost of investments for Federal income tax purposes was $83,084,273.

4. Commitments:

At November 30, 2003, the Fund had entered into foreign exchange contracts under which it had agreed to purchase and sell various foreign currencies with approximate values of $670,000 and $502,000, respectively.

5. Short-Term Borrowings:

The Portfolio, along with certain other funds managed by MLIMIL and its affiliates, is a party to a $500,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Portfolio may borrow under the credit agreement to fund investors' withdrawals and for other lawful purposes other than for leverage. The Portfolio may borrow up to the maximum amount allowable under the Portfolio's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Portfolio pays a commitment fee of .09% per annum based on the Portfolio's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 28, 2003, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Portfolio did not borrow under the credit agreement during the six months ended November 30, 2003.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          29

[LOGO] Merrill Lynch Investment Managers

Officers and Directors/Trustees

Terry K. Glenn, President and Director/Trustee
David O. Beim, Director/Trustee
James T. Flynn, Director/Trustee
Todd Goodwin, Director/Trustee
George W. Holbrook, Jr., Director/Trustee
W. Carl Kester, Director/Trustee
Karen P. Robards, Director/Trustee
Samuel Joab, Vice President and Portfolio Manager
Donald C. Burke, Vice President and Treasurer
Phillip S. Gillespie, Secretary

--------------------------------------------------------------------------------
Effective January 1, 2004, Todd Goodwin and George W. Holbrook, Directors of Merrill Lynch Pan-European Growth Fund, retired. The Fund's Board of Directors wishes Messrs. Goodwin and Holbrook well in their retirements.
--------------------------------------------------------------------------------

Custodian

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109-3661

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863


30       MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003

Electronic Delivery

The Fund is now offering electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this website http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number
(PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.


         MERRILL LYNCH PAN-EUROPEAN GROWTH FUND    NOVEMBER 30, 2003          31

[LOGO] Merrill Lynch Investment Managers                         www.mlim.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) on www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's website at http://www.sec.gov.

Merrill Lynch Pan-European Growth Fund
of Mercury Funds, Inc.
Box 9011
Princeton, NJ
08543-9011

                                                                 #MLPAN -- 11/03